Exhibit 5.1

October 20, 2022

PROTONIQ Acquisition Corp.

One World Trade Center

Suite 8500

New York, New York 10007

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to PROTONIQ Acquisition Corp, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, File No. 333-266342 (as amended, the “Registration Statement”), initially filed on July 27, 2022, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time of up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), one-half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share (the “Warrants”), and one right to receive one-tenth of one Class A Ordinary Share (the “Rights”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and JonesTrading Institutional Services LLC, as the representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c)	the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement; and

(e) (f)

the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

the form of Rights Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), filed as Exhibit 4.5 to the Registration Statement.

In connection with this opinion, we have examined and relied upon such other records, documents, certificates, resolutions and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Class A Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Class A Ordinary Shares, future issuances of securities, including the Class A Ordinary Shares, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of Class A Ordinary Shares underlying the Units, including the Ordinary Shares issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

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2. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Class A Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Class A Ordinary Shares, future issuances of securities, including the Class A Ordinary Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more Class A Ordinary Shares than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per Class A Ordinary Share.

3. Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, delivered, and paid for as part of the Units, as contemplated by the Registration Statement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities, including the Ordinary Shares, of the Company and/or adjustments to outstanding securities, including the Warrants and Rights, of the Company may cause the Rights to entitle the holders thereof to more Ordinary Shares than the number that remain authorized but unissued.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	the Company (i) has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation and (ii) has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement and the Rights Agreement;

(b)	neither the execution and delivery by the Company of the Warrant Agreement and the Rights Agreement, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York); and

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(c)	neither the execution and delivery by the Company of the Warrant Agreement and the Rights Agreement, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP
Nelson Mullins Riley & Scarborough LLP

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